UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2015, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $400 million aggregate principal amount of 4.00% Notes due 2025 (the “Notes”) pursuant to an underwriting agreement, dated October 14, 2015 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as representatives of the several underwriters named therein. On October 21, 2015, Company entered into a Fourteenth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of March 25, 1998, as amended (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, relating to the offering the Notes pursuant to the Underwriting Agreement.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-202237), filed by the Company with the Securities and Exchange Commission on February 23, 2015.

The Notes are senior unsecured obligations of the Company, will mature on November 15, 2025 and will rank equally with all of the Company’s other existing and future senior unsecured indebtedness. The Notes will bear interest at 4.00% per annum. Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2016. The net proceeds from the offering were approximately $395.5 million. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility, to fund future property acquisitions and for general corporate purposes.

The foregoing descriptions of the Underwriting Agreement, Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes and the Indenture. Copies of the Supplemental Indenture and the form of the Notes are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference. Copies of the Underwriting Agreement and Base Indenture were filed with the Securities and Exchange Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on October 20, 2015 and as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 20, 1998, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of the Fourteenth Supplemental Indenture between National Retail Properties, Inc. and U.S. Bank National Association.

4.2	Form of 4.00% Note due 2025.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the securities being issued by the registrant.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the registrant.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: October 26, 2015